Exhibit 99.1
SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On November 18, 2025, Service Properties Trust, or SVC, sold 31 hotels with a total of 3,734 keys located in 18 states for a combined sales price of $198.7 million, excluding closing costs, pursuant to an agreement that SVC entered into to sell, in phases, 35 hotels with a total of 4,247 keys for a combined sales price of $230.3 million, excluding closing costs, or the 35 Hotel Sale Portfolio. To date, SVC has sold 34 of the hotels in the 35 Hotel Sale Portfolio with a total of 4,114 keys for a combined sales price of $223.2 million, excluding closing costs, which constitutes a significant disposition of assets. SVC remains under agreement to sell the remaining hotel with a total of 133 keys for a sales price of $7.1 million, excluding closing costs.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 reflects SVC's financial position as if the sales of 34 hotels in the 35 Hotel Sale Portfolio sold from October 1, 2025 through November 18, 2025, were completed as of September 30, 2025. The following unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2024 and for the nine months ended September 30, 2025 reflect SVC's results of operations as if the 34 hotels in the 35 Hotel Sale Portfolio sold from January 1, 2025 through November 18, 2025 were completed on January 1, 2024. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SVC's unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2025, and the notes thereto, included in SVC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 5, 2025, and (ii) SVC's consolidated financial statements for the year ended December 31, 2024, and the notes thereto, included in SVC's Annual Report on Form 10-K filed with the SEC on February 26, 2025.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SVC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in SVC's portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from SVC’s hotels or rents expected to be received pursuant to SVC's existing leases or leases SVC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2025
(dollars in thousands, except per share data)

	Historical	Transaction Accounting Adjustments	Pro Forma
	(A)	(B)
ASSETS
Real estate properties:
Land	$1,740,833	$—	$1,740,833
Buildings, improvements and equipment	6,136,065	—	6,136,065
Total real estate properties, gross	7,876,898	—	7,876,898
Accumulated depreciation	(2,433,658)	—	(2,433,658)
Total real estate properties, net	5,443,240	—	5,443,240
Acquired real estate leases and other intangibles, net	98,688	—	98,688
Assets of properties held for sale	564,539	(158,512)	406,027
Cash and cash equivalents	417,415	216,504	633,919
Restricted cash	23,817	—	23,817
Equity method investment	113,134	—	113,134
Due from related persons	12,680	4,114	16,794
Other assets, net	306,811	—	306,811
Total assets	$6,980,324	$62,106	$7,042,430

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured debt, net	$3,680,358	$—	$3,680,358
Secured debt, net	2,087,710	—	2,087,710
Accounts payable and other liabilities	537,909	—	537,909
Due to related persons	20,236	—	20,236
Liabilities of properties held for sale	6,203	(565)	5,638
Total liabilities	6,332,416	(565)	6,331,851

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 168,090,224 shares issued and outstanding	1,681	—	1,681
Additional paid in capital	4,562,706	—	4,562,706
Cumulative other comprehensive income	2,054	—	2,054
Cumulative net income	1,993,435	62,671	2,056,106
Cumulative common distributions	(5,911,968)	—	(5,911,968)
Total shareholders’ equity	647,908	62,671	710,579
Total liabilities and shareholders’ equity	$6,980,324	$62,106	$7,042,430
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Year Ended December 31, 2024
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
	(A)
Revenues:
Hotel operating revenues	$1,496,705	$(88,750)	(B)	$1,407,955
Rental income	400,223	—		400,223
Total revenues	1,896,928	(88,750)		1,808,178

Expenses:
Hotel operating expenses	1,274,153	(73,428)	(B)	1,200,725
Net lease operating expenses	19,817	—		19,817
Depreciation and amortization	371,786	(13,504)	(B)	358,282
General and administrative	40,239	—		40,239
Transaction related costs	6,894	—		6,894
Loss on asset impairment, net	56,212	—		56,212
Total expenses	1,769,101	(86,932)		1,682,169

Gain on sale of real estate, net	6,269	62,671	(C)	68,940
Interest income	4,052	—		4,052
Interest expense	(383,792)	—		(383,792)
Loss on early extinguishment of debt, net	(16,181)	—		(16,181)
Loss before income tax expense and equity in losses of an investee	(261,825)	60,853		(200,972)
Income tax expense	(1,402)	—		(1,402)
Equity in losses of an investee	(12,299)	—		(12,299)
Net loss	$(275,526)	$60,853		$(214,673)

Weighted average common shares outstanding (basic and diluted)	165,338			165,338

Net loss per common share (basic and diluted)	$(1.67)			$(1.30)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Nine Months Ended September 30, 2025
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments	Pro Forma
	(A)	(B)
Revenues:
Hotel operating revenues	$1,116,944	$(64,102)	$1,052,842
Rental income	300,441	—	300,441
Total revenues	1,417,385	(64,102)	1,353,283

Expenses:
Hotel operating expenses	963,111	(54,940)	908,171
Net lease operating expenses	16,303	—	16,303
Depreciation and amortization	238,583	(405)	238,178
General and administrative	30,831	—	30,831
Transaction related costs	4,139	—	4,139
Loss on asset impairment	81,788	—	81,788
Total expenses	1,334,755	(55,345)	1,279,410

Gain on sale of real estate, net	25,846	—	25,846
Interest income	6,912	—	6,912
Interest expense	(311,972)	—	(311,972)
Loss on early extinguishment of debt, net	(529)	—	(529)
Loss before income tax expense and equity in losses of an investee	(197,113)	(8,757)	(205,870)
Income tax expense	(1,553)	—	(1,553)
Equity in losses of an investee	(2,873)	—	(2,873)
Net loss	$(201,539)	$(8,757)	$(210,296)

Weighted average common shares outstanding (basic and diluted)	165,816		165,816

Net loss per common share (basic and diluted)	$(1.22)		$(1.27)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(A)    Represents SVC’s historical condensed consolidated balance sheet as of September 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(B)    Represents the removal of the assets and liabilities associated with the sale of 34 hotels in the 35 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

Assets of properties held for sale	$158,512
Working capital(1)	(4,114)
Liabilities of properties held for sale	(565)
Net book value	$153,833

Gross sales price	$223,200
Estimated closing costs(2)	(6,696)
Estimated net proceeds	216,504
Net book value	(153,833)
Cumulative net income adjustment	$62,671
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)    Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotels.
Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Loss
Year Ended December 31, 2024
(A)    Represents SVC’s historical consolidated statement of loss for the year ended December 31, 2024, which was derived from SVC’s Annual Report on Form 10-K for the year ended December 31, 2024.
(B)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, of 34 hotels sold in the 35 Hotel Sale Portfolio.
(C)    Represents the estimated gain on sale of 34 hotels sold in the 35 Hotel Sale Portfolio, calculated as the estimated net proceeds of $216,504 less the net book value of the assets of $153,833 both as described in Note B of the adjustments to the unaudited pro forma condensed consolidated balance sheet.
Nine Months Ended September 30, 2025
(A)    Represents SVC’s historical condensed consolidated statement of loss for the nine months ended September 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
(B)    Represents the removal of the historical revenues and expenses for the nine months ended September 30, 2025, of 34 hotels sold in the 35 Hotel Sale Portfolio.